UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
July 1, 2019
Date of Report (Date of earliest event reported)

THE RUBICON PROJECT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12181 Bluff Creek Drive, 4th Floor
Los Angeles, CA 90094
(Address of principal executive offices, including zip code)
(310) 207-0272
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RUBI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 1, 2019, the Board of Directors (the "Board") of The Rubicon Project, Inc. (the "Company") appointed Sarah P. Harden to serve as a Class I director of the Company. The Board also appointed Ms. Harden to serve as a member of the Board's Compensation Committee. There are no arrangements or understandings between Ms. Harden and any other persons pursuant to which she was selected as a director. There are also no family relationships between Ms. Harden and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Ms. Harden will participate in the current director compensation arrangements applicable to non-employee directors. Under the terms of those arrangements, Ms. Harden will receive (i) cash compensation of $30,000 per year for service on the Board and $5,000 per year for service on the Compensation Committee; (ii) an initial equity award with a grant date fair value of $375,000; and (iii) a pro-rata portion of the $125,000 annual equity award for the period from her appointment to the Company's 2020 annual meeting. Each equity award consists of restricted stock units determined by dividing the value of the award by the closing price of a share of our common stock on the grant date.
Initial equity awards vest, subject to continued board service, on the first, second, and third anniversaries of the grant date or, if earlier, upon (but effective immediately prior to) the occurrence of a change in control of the Company. Annual equity awards vest, subject to continued board service, on the first anniversary of the date of grant or, if earlier, upon (but effective immediately prior to) the occurrence of either (1) a change in control of the Company or (2) the first regular annual meeting following the grant of such annual equity awards. In addition, if Ms. Harden ceases board service for any reason other than removal for cause before vesting in full of equity awards, then the restricted stock units comprising her awards vest with respect to a pro-rata portion of the underlying shares (up to, but not exceeding, the number of unvested shares remaining subject to such awards) determined based upon the period of board service.
The Company has entered into its standard form of director indemnification agreement with Ms. Harden.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press release, dated July 8, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RUBICON PROJECT, INC.

Date:	July 8, 2019	By:	/s/ Jonathan Feldman
Jonathan Feldman
Co-General Counsel and Secretary